Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auddia Inc.

Boulder, Colorado

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-_______) of our report dated February 17, 2022 relating to our audit of the financial statements of Auddia Inc. at and for the years ended December 31, 2021 and 2020, which financial statements appear in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2022.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Daskal Bolton LLP

Boca Raton, Florida
April 11, 2022